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                                                                    Exhibit 10.2

                         CORPORATE SERVICES AGREEMENT
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     THIS CORPORATE SERVICES AGREEMENT (this "Agreement") is entered into as of
________, 1997 by and between NEWCOM, INC., a Delaware corporation ("NewCom"),
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and AURA SYSTEMS, INC., a Delaware corporation ("Aura").
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     RECITALS:

     A. NewCom is currently a majority-owned subsidiary of Aura and obtains certain administrative and other services from Aura.

     B. NewCom is currently considering an initial public offering (the "Offering") of its securities, including up to approximately 1,700,000 shares of its common stock, $0.001 par value (the "Common Stock").

     C. After such Offering, Aura will own approximately seventy seven percent (77%) of the Common Stock of NewCom.

     D. After the Offering, NewCom desires to continue to obtain certain administrative and other services from Aura and Aura is willing to continue to furnish or make such services available to NewCom in a manner generally consistent with past practices.

     E. By this Agreement, Aura and NewCom desire to set forth the basis for Aura's providing services of the type referred to herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1.   Services.  Beginning on the date of this Agreement, Aura will provide
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or otherwise make available to NewCom certain services, including, but not limited to, the following:

     1.1  Central Services.  Aura shall provide to NewCom all services and
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functions set forth on Exhibit A attached hereto.
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     1.2  Similar Routine Services.  Aura shall also provide such other similar
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routine services in addition to those enumerated in Section 1.1 above as reasonably requested by NewCom (such services collectively with the Central Services, the "Services").

     1.3  Additional Services.  In addition to the Services, certain specific
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services may be made available to NewCom by Aura on an as-requested basis.
These services are services that are not included in the Central Services, and are not, in Aura's good faith judgment, routine administrative services, or are services that create unusual burdens or demands on Aura's resources (the "Additional Services").

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     1.4  Aura Obligations.  By agreeing to provide the Services, Aura is making
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no representations or warranties as to the quality, suitability or adequacy of the Services for any purpose or use. In providing the Services, Aura shall not be obligated to (i) hire any additional employees; (ii) maintain the employment of any specific current Aura employee; or (iii) purchase, lease or license any additional equipment, software or facility.

     2.   Fees.
          ----

     2.1  Fixed Fee for Services.  For performing the Services, Aura will charge
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NewCom a monthly fixed fee of $50,000 (the "Fixed Fee") (such amount to be prorated on a daily basis for any partial month of Services), which Fixed Fee is intended to compensate Aura for all of NewCom's pro rata share of the aggregate costs actually incurred by Aura in connection with the provision of such Services to all recipients thereof. The Fixed Fee may be adjusted on an annual basis by mutual agreement of Aura and NewCom.

     2.2  Fees for Additional Services.  Prior to performing Additional Services
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for NewCom, Aura shall notify NewCom of the cost of such Additional Services and obtain NewCom's consent prior to performing such Additional Services. Aura will charge NewCom for the costs actually incurred (including overhead and general administrative expenses) for such Additional Services that are requested by NewCom and supplied by Aura.

     2.3  Fixed Fee Payment Date.  The Fixed Fee for Services pursuant to
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Section 2.1 will be paid by NewCom to Aura on the fifteenth (15th) calendar day of the month after the month in which such Services were provided.

     2.4  Charges for Additional Services.  Charges for Additional Services
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provided pursuant to Section 2.2, if any, will be determined and payable at the end of each Aura accounting period. The charges will be due when billed and shall be paid no later than thirty (30) days from the date of billing.

     2.5  Direct Payment.  In connection with the provision of Additional
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Services by Aura, if Additional Services are provided directly by a third party outside provider to NewCom, or if in connection with the provision of such Additional Services out-of-pocket costs are incurred by Aura, the cost thereof will be paid by NewCom. To the extent that NewCom is billed by such third party outside provider directly, NewCom shall pay the bill directly. If Aura is billed for such Additional Services, Aura may pay the bill and charge NewCom the amount of the bill or forward the bill to NewCom for payment by NewCom.

     3.   NewCom's Directors and Officers.  Nothing contained herein shall be
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construed to relieve the directors or officers of NewCom from the performance of their respective duties or to limit the exercise of their powers in accordance with the Certificate of Incorporation or Bylaws of NewCom or in accordance with any applicable statute or regulation.

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     4.   No Liability; No Third Party Beneficiaries.  In furnishing NewCom with
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Services or Additional Services as herein provided, neither Aura nor any of its officers, directors, employees or agents shall be liable to NewCom or its employees, creditors or stockholders for errors of judgment or for anything except willful malfeasance, bad faith, gross negligence or reckless disregard in the performance of such duties under the terms of this Agreement. The provisions of this Agreement are for the sole benefit of Aura and NewCom and will not, except to the extent otherwise expressly stated herein, inure to the benefit of any third party.

     5.   Term of Agreement.
          -----------------

     5.1  Initial Term.  The initial term of this Agreement shall begin on the
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date of this Agreement and continue for a term of six (6) months.  This
Agreement shall automatically expire at the end of the initial term, unless extended by mutual agreement of the parties.

     5.2  Termination.  This Agreement may be terminated at any time by either
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party upon sixty (60) days' prior written notice to the other party.

     6.   Independent Contractors.  Aura and NewCom each hereby declares and
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represents that each is engaged in an independent business and will perform its obligations under this Agreement as an independent contractor and not as the agent or employee of the other, that each party shall and hereby retains the right to exercise full control of and supervision over the performance of its own obligations hereunder and shall retain full control over the employment, direction, compensation, and discharge of all of its employees assisting in the performance of such obligations, and that no act of commission or omission of either party hereto shall be construed to make or render the other party, its principal, agent, joint venturer or associate, except to the extent specified herein.

     7.   Other Activities of Aura.  NewCom recognizes that Aura now renders and
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may continue to render services to other companies that may conduct activities similar to those of NewCom. Aura shall be free to render such services, and NewCom hereby consents thereto; provided, however, that the provision of such services does not conflict with the terms of the Noncompetition Agreement, dated of even date herewith, between NewCom and Aura. Aura shall not be required to devote full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary to perform the services required hereunder.

     8.   Indemnification.
          ---------------

     8.1  Indemnification by NewCom.  NewCom shall indemnify, defend and hold
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Aura and its directors, officers, and employees, harmless from and against all damages, losses and out-of-pocket expenses (including fees) incurred by Aura in the course of providing the Services, except for damages, losses and out-of pocket expenses incurred as a result of any willful malfeasance, bad faith, gross negligence or reckless disregard in the performance of duties by Aura or any director, officer or employee of Aura.

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     8.2  Indemnification by Aura.  Aura shall indemnify, defend and hold NewCom
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and its directors, officers and employees harmless from and against all damages, losses and out-of-pocket expenses (including fees) caused by or arising out of any willful malfeasance, bad faith, gross negligence or reckless disregard in the performance of duties by Aura or any director, officer or employee of Aura.

     9.   Confidentiality.  Any and all information which is not generally known
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to the public which is exchanged between the parties in connection with this
Agreement, whether of a technical or business nature, shall be considered to be confidential. The parties agree that confidential information shall not be disclosed to any third party or parties without the written consent of the nondisclosing party. Each party shall take reasonable measures to protect against nondisclosure of confidential information by its directors, officers and employees. Confidential information shall not include any information (i) which is or becomes part of the public domain, (ii) which is obtained from third parties who are not bound by confidentiality obligations or (iii) which is required to be disclosed by law or the rules of any state or Federal regulatory agency or the National Association of Securities Dealers, Inc. The provisions of this section shall survive the termination of this Agreement.

     10.  Miscellaneous.
          -------------

     10.1 Notices.  All notices, billings, requests, demands, approvals,
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consents, and other communications which are required or may be given under this
Agreement shall be in writing and will be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the parties at their respective addresses set forth below:

If to NewCom:                    If to Aura:

NewCom, Inc.                     Aura Systems, Inc.
31166 Via Colinas                2335 Alaska Avenue
Westlake Village, CA  91362      El Segundo, CA  94025
Attn: Sultan W. Khan             Attn: Gerald S. Papazian

     10.2 No Assignment.  This Agreement shall not be assignable by either party
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except with the prior written consent of the other party to this Agreement.

     10.3 Applicable Law.  This Agreement shall be governed in all respects by
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the laws of the State of California without regard to the conflicts of law provisions thereof.

     10.4 Headings.  The section headings used in this Agreement are for
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convenience of reference only and will not be considered in the interpretation or construction of any of the provisions thereof.

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     10.5 Amendments and Waivers.  No amendment, waiver of compliance with any
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provision or condition hereof, or consent pursuant to this Agreement, will be effective unless evidenced by an instrument in writing signed by the party to be charged.

     10.6 Severability.  If any terms or provisions hereof or the application
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thereof to any circumstances shall be found by any court having jurisdiction to be invalid or unenforceable to any extent, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

     10.7 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                              NEWCOM, INC.



                              By: _____________________________

                              Title: __________________________


                              AURA SYSTEMS, INC.



                              By: _____________________________

                              Title: __________________________

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

                                   EXHIBIT A

                               CENTRAL SERVICES
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     (a) Records Retention.  Aura shall provide assistance in the storage and
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retrieval, both electronic and physical, of business and transaction documentation and information.

     (b) Financial Accounting.  Aura shall provide assistance with internal and
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external financial reporting, management of general ledger functions and fixed asset and real property accounting.

     (c) Corporate Project Control.  Aura shall provide assistance, training and
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coordination of corporate project control activities.

     (d) Cost Accounting.  Aura shall provide assistance in assigning project
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account and contract numbers, maintaining organization tables and group receivable analysis.

     (e) Corporate Development.  Aura shall provide assistance with corporate
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planning, government relations and corporate quality assurance.

     (f) Corporate Information Services.  Aura shall be responsible for
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developing application software for NewCom's Management Information System
(MIS), writing program codes and distributing MIS reports.

     (g) Tax.  Aura shall be responsible for the preparation and filing of
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Federal, state and local tax returns pursuant to and in accordance with the terms of the Tax Sharing Agreement of even date herewith between Aura and NewCom. In addition, Aura shall provide tax research and planning and assistance on tax audits (Federal, state and local). NewCom shall be responsible for the preparation and filing of property, sales and use tax returns.

     (h) Corporate Contracts.  Aura shall provide assistance on general
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contracting issues and internal administration procedures and conflicts of interest.

     (i) Risk Management and Insurance.  Aura shall include NewCom and its
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property and employees, where applicable, within insurance coverage obtained by
Aura ("Aura Insurance"), except for Directors and Officers Liability Insurance, which shall be procured by NewCom with the assistance of Aura Risk Management at the sole cost of NewCom. NewCom shall be responsible for coordinating with Aura Risk Management any other insurance policy or coverage NewCom desires and shall be solely responsible for any expense or settlement which is (i) not within the scope of the Aura Insurance or (ii) a policy exclusion or limitation under the Aura Insurance. Any claim expense or settlement amounts that are within any deductible or self-insured retention applicable to any policy shall be included in the monthly Fixed Fee (as defined in Section 2.1). NewCom shall not take any action which shall cause a default or limit Aura's ability to make any claim under the Aura

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Insurance and NewCom agrees to indemnify and hold harmless Aura for any expenses that are the result of NewCom's breach of policy provisions which results in denial of coverage to Aura. With respect to any claim made under the Aura Insurance which is applicable to or desired by NewCom, NewCom shall notify Aura of such claim, cooperate with Aura in the presentation and prosecution of such claim, and consult with Aura on any dispute regarding such claim; provided, however, that as between Aura and NewCom, Aura shall have final decision-making authority over such claim.

     (j) Legal.  Aura shall provide, when requested, general legal advice,
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review and guidance in the areas of contracts, intellectual property, labor and corporate matters. Aura shall provide assistance for SEC compliance, acquisitions and strategic arrangements and will maintain NewCom's corporate records, including minutes of meetings of the Boards of Directors and Stockholders. Legal services provided by lawyers other than Aura's in-house counsel shall be coordinated with and approved by NewCom prior to obtaining such services and the cost of such services shall be invoiced to and paid by NewCom in accordance with the provisions of Sections 2.2 and 2.5 of this Agreement.

     (k) Human Resources/Payroll.  Aura shall administer, oversee and maintain
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Aura programs and benefits in which NewCom employees participate, provide support and assistance in employee relation matters, interface with governmental agencies including the EEOC and maintain and update employee policies and procedures. Aura shall also provide payroll and related services for NewCom's employees. NewCom shall provide to Aura all necessary information required for participation in such plans by employees and for payroll and other related services.

     (l) Stock Programs.  Aura shall administer the participation of NewCom's
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employees in certain stock benefit programs and plans maintained by Aura such as stock option plans, bonus plans and stock purchase plans.

     (m) Retirement Programs.  Aura shall administer the participation of
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NewCom's employees in the employee benefit plans sponsored by Aura such as the following: [EMPLOYEE STOCK OWNERSHIP PLAN, PROFIT SHARING PLAN, CASH OR DEFERRED ARRANGEMENT AND CERTAIN BONUS AND DEFERRAL PLANS.] NewCom shall provide to Aura all necessary information required for participation in such plans by its employees. Aura shall be responsible for filing all required reports under ERISA for employee benefit plans sponsored by Aura in which NewCom employees participate.

     (n) Real Estate/Facilities.  To the extent that NewCom requires new or
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additional facilities, Aura shall assist NewCom in locating such facilities and will provide assistance in the negotiation and documentation of leases.

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